Exhibit 99.1

NEOFORMA REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

AND UPDATES FINANCIAL OUTLOOK FOR 2003

Neoforma enhances platform for growth

SAN JOSE, CA—August 15, 2003 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of Web-based supply chain management solutions for the healthcare industry, generated revenue on a generally accepted accounting principles (GAAP) basis of $2.5 million in the second quarter, an increase over the $0.6 million reported in the same quarter of 2002. Neoforma achieved adjusted revenue of $20.0 million in the second quarter of 2003, excluding the application of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), representing an increase from the $17.8 million recorded in the same quarter in the prior year.

For the second quarter of 2003, in accordance with GAAP, net loss and net loss per share were $16.9 million and $0.94, respectively, an improvement over the $18.6 million net loss and $1.12 net loss per share in the same quarter of the previous year. Adjusted net income and adjusted net income per share for the second quarter of 2003 were $5.9 million and $0.33, respectively, as compared to the $4.9 million and $0.29, respectively, in the second quarter of 2002.

Adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and available in the investor relations section of the Company’s Web site at http://investor.neoforma.com.

“In the second quarter, Neoforma continued to help our hospital and supplier customers make the healthcare supply chain more efficient,” says Bob Zollars, chairman and chief executive officer. “We released upgrades to our Neoforma Contract Management Solution™ and Neoforma Materials Management Solution™, enhanced the performance of our Neoforma Order Management Solution™ and continued working with our customers to document increasing amounts of value delivered. We were especially pleased with our efforts to increase supplier participation and the corresponding revenue growth in the quarter.”

Second Quarter 2003 Highlights

Neoforma’s operational progress continued in the second quarter of 2003. Significant events included:

•	New releases of Neoforma Contract Management Solution™ and Neoforma Materials Management Solution™;

•	Significant progress in supplier sales and services;

•	Key hires to strengthen the management team;

•	Continued diversification of Neoforma’s revenue streams; and

•	Continued growth to $2.0 billion in marketplace volume supported for the quarter.

Second Quarter 2003 Financial Results

On a GAAP basis, for the second quarter ended June 30, 2003, Neoforma’s $2.5 million in total revenue was comprised of $1.1 million in Marketplace revenue and $1.4 million in Trading Partner Services revenue. Total GAAP revenue declined $83,000 in the second quarter as compared to the prior quarter, as the Company offset an additional $525,000 in amortization of non-cash partnership costs against related party revenue under the application of EITF No. 01-9. On an adjusted basis, excluding the application of EITF No. 01-9, Neoforma’s revenue for the second quarter was $20.0 million, an increase of $0.4 million from the prior quarter and comprised of $18.4 million in Marketplace revenue and $1.6 million in Trading Partner Services revenue.

Second quarter GAAP Marketplace revenue of $1.1 million increased from $0.2 million for the same quarter in the prior year, and adjusted Marketplace revenue of $18.4 million increased from $17.2 million on the same basis. The increase in Marketplace revenue was a result of an increase in revenue from suppliers related to their utilization of Neoforma’s order and contract management solutions.

Trading Partner Services revenue on a GAAP basis increased from $0.4 million in the second quarter of 2002 to $1.4 million in the second quarter of 2003. Neoforma’s adjusted Trading Partner Services revenue increased from $0.6 million in the second quarter of 2002 to $1.6 million in the most recent quarter. In the second quarter of 2003, on a GAAP basis and an adjusted basis, Trading Partner Services revenue decreased $0.7 million and $0.4 million, respectively, as compared to the prior quarter. On a GAAP basis, the decrease was partly due to increased amortization of partnership costs offset against related party revenue, as discussed above. On both a GAAP and an adjusted basis, the decrease was attributable to a decrease in license sales for Neoforma Materials Management Solution and delays in the completion of projects related to Neoforma Data Management Solution™ for hospitals.

Neoforma continued to diversify its revenue streams during the second quarter. The Company generated approximately 14% of its adjusted revenue from sources other than Novation, up from 12% in the first quarter of 2003 and 7% in full year 2002.

Under EITF No. 01-9, which became effective for Neoforma in January 2002, the Company classifies non-cash amortization of partnership costs as an offset against related party revenue. This accounting treatment has no impact on the Company’s loss from operations, net loss, net loss per share or total cash flow because the reductions to operating expenses and revenue are equal.

Neoforma’s total GAAP operating expenses in the second quarter were $19.2 million, a slight increase from the $19.1 million in the second quarter of 2002. Adjusted operating expenses were $13.9 million in the second quarter, increasing from $12.8 million in the same quarter in the prior year.

On a GAAP basis, the Company reported a loss from operations of $16.7 million in the second quarter, an improvement over the $18.5 million loss in the second quarter of 2002. Neoforma achieved $6.2 million in EBITDA during the second quarter, a 24% increase over the $5.0 million achieved in the same quarter in the prior year.

As of June 30, 2003, Neoforma’s cash, cash equivalents and short-term investments totaled $21.9 million. During the quarter, free cash flow was $1.3 million, net of $3.1 million in purchases of property and equipment (capital expenditures) and a $2.8 million payment toward accrued interest through March 31, 2003 on the Company’s line of credit with VHA Inc. Free cash flow is calculated as net cash used in operating activities plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment. During the second quarter, the Company paid $3.0 million toward its notes payable, reducing Neoforma’s total outstanding debt by this amount.

2003 Financial Outlook

The Company has revised its financial guidance for full year 2003 to reflect the results of the first two quarters and its outlook for the second half of the year. This financial guidance does not reflect the impact of the Company’s announced agreement to acquire the Health & Life Sciences business of I-many, Inc.

Neoforma’s 2003 Financial Outlook (in millions, except per share data):

2003
	Q3	Q4	FY 2003
GAAP Basis
Revenue	$4.4 – $5.4	$4.7 – $6.7	$14.2 – $17.2
Total Operating Expenses	$20.7	$21.1	$80.4
Loss from Operations	$(16.3) – $(15.3)	$(16.4) – $(14.4)	$(66.2) –$(63.2)
Net Loss per Share	$(0.89) – $(0.84)	$(0.88) – $(0.78)	$(3.68) – $(3.52)
Adjusted Basis
Revenue (a)	$20.0 – $21.0	$20.3 – $22.3	$80.0 – $83.0
Operating Expenses (b)	$14.8	$15.5	$59.0
EBITDA (c)	$5.2 – $6.2	$4.8 – $6.8	$21.0 – $24.0
Net Income per Share (d)	$0.27 – $0.33	$0.25 – $0.35	$1.10 – $1.27

(a) Adjusted revenue excludes the offset of amortization of partnership costs against related party revenue resulting from the application of EITF No. 01-9.

(b) Adjusted operating expenses exclude depreciation and amortization, as well as non-recurring charges or gains.

(c) The Company defines EBITDA as earnings before taxes, depreciation and amortization, including amortization offset against related party revenue, as well as non-recurring charges or gains.

(d) The Company defines adjusted net income per share as EBITDA plus the impact of interest expense, interest income and other income and expense divided by the weighted average shares outstanding.

In addition, Neoforma anticipates $5.0 to $6.0 million in capital expenditures for full year 2003, of which $3.7 million was incurred in the first half of 2003. The weighted average shares outstanding are expected to be 18.2 million for the full year.

“The underlying fundamentals of Neoforma’s business and market opportunity remain strong,” says Andrew Guggenhime, chief financial officer. “We’re accelerating our investments in certain areas of our business to capitalize on these market opportunities.”

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,450 hospitals and suppliers, supporting nearly $5 billion in annual transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

###

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to Neoforma’s financial guidance for full year 2003, Neoforma’s early progress and foundations for 2003, the impact of EITF No. 01-9, the reduction of debt, the strengthening of the balance sheet, Neoforma’s leadership position, Neoforma’s efforts in assisting its hospital and supplier customers in creating efficiencies and reducing costs and the anticipated growth of Neoforma’s business. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of hospitals and suppliers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry, changes in interpretation of EITF No. 01-9, changes in Neoforma management’s priorities for uses of Neoforma cash flow and the ability of Neoforma to manage its growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-K for the year 2002 and its Form 10-Q for the quarter ended June 30, 2003. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

John Snyder, for Neoforma, investors, 206.262.0291, john@snyderir.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
REVENUE:
Marketplace revenue:
Related party, net of amortization of partnership costs of $17,011, $17,300, $30,903 and $34,303 for the three months ended June 30, 2002 and 2003, and for the six months ended June 30, 2002 and 2003, respectively.	$—	$—	$—	$297
Other	160	1,117	489	1,355

Total Marketplace revenue	160	1,117	489	1,652
Trading Partner Services revenue	421	1,402	704	3,469

Total revenue	581	2,519	1,193	5,121
OPERATING EXPENSES:
Cost of services	1,974	1,481	4,163	2,859
Operations	3,457	4,799	6,846	9,941
Product development	4,006	4,183	7,739	8,926
Selling and marketing	2,928	4,633	6,296	9,610
General and administrative	4,066	3,130	7,700	6,097
Amortization of intangibles	—	147	—	294
Amortization of partnership costs	2,396	833	7,646	833
Write-off of purchased software	244	—	244	—
Restructuring	—	—	(68)	—
Write-down of non-marketable investments, net	—	—	(184)	—
Loss on divested business	—	—	59	—

Total operating expenses	19,071	19,206	40,441	38,560

Loss from operations	(18,490)	(16,687)	(39,248)	(33,439)
OTHER EXPENSE	(79)	(261)	(312)	(560)

Net loss	$(18,569)	$(16,948)	$(39,560)	$(33,999)

NET LOSS PER SHARE:
Basic and diluted	$(1.12)	$(0.94)	$(2.41)	$(1.91)

Weighted average shares—basic and diluted	16,559	17,985	16,442	17,763

In addition to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
REVENUE:
Marketplace revenue:
Related party	$17,011	$17,300	$30,903	$34,600
Other	160	1,117	489	1,355

Total Marketplace revenue	17,171	18,417	31,392	35,955
Trading Partner Services revenue	579	1,630	990	3,697

Total revenue	17,750	20,047	32,382	39,652
OPERATING EXPENSES:
Cost of services	1,655	1,292	3,462	2,557
Operations	2,835	2,271	5,593	4,561
Product development	3,311	3,747	6,335	7,998
Selling and marketing	2,336	4,186	5,000	8,686
General and administrative	2,662	2,399	4,900	4,853

Adjusted operating expenses	12,799	13,895	25,290	28,655

EBITDA	4,951	6,152	7,092	10,997
OTHER EXPENSE	(79)	(261)	(312)	(560)

Adjusted net income	$4,872	$5,891	$6,780	$10,437

ADJUSTED NET INCOME PER SHARE:
Basic	$0.29	$0.33	$0.41	$0.59

Weighted average shares—basic	16,559	17,985	16,442	17,763

(1) These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser to the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expenses. As a result of the adoption of EITF No. 01-9, the Company offset approximately $17.2 million, $17.5 million, $31.2 million and $34.5 million of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended June 30, 2002 and 2003, and for the six months ended June 30, 2002 and 2003, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on operating income, net income or net income per share. The excluded expenses, gains and losses consisted of depreciation, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, restructuring write-down of non-marketable investments, net and loss on divested business.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$17,300	$—	$(17,300)	$—	$—	$—
Other	1,117	—	—	—	—	1,117

Total Marketplace revenue	18,417	—	(17,300)	—	—	1,117
Trading Partner Services revenue	1,630	—	(228)	—	—	1,402

Total revenue	20,047	—	(17,528)	—	—	2,519
OPERATING EXPENSES:
Cost of Services	1,292	—	—	113	76	1,481
Operations	2,271	—	—	2,451	77	4,799
Product development	3,747	—	—	310	126	4,183
Selling and marketing	4,186	—	—	279	168	4,633
General and administrative	2,399	—	—	175	556	3,130

Adjusted operating expenses	13,895

EBITDA	6,152
Depreciation	—	3,328	—	(3,328)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,003	—	—	(1,003)	—
Amortization of partnership costs	—	18,361	(17,528)	—	—	833

Total operating expenses		22,839	(17,528)	—	—	19,206

Loss from operations		(22,839)	—	—	—	(16,687)
OTHER EXPENSE	(261)	—	—	—	—	(261)

Net income (loss)	$5,891	$(22,839)	$—	$—	$—	$(16,948)

NET INCOME (LOSS) PER SHARE:
Basic	$0.33					$(0.94)

Weighted average shares—basic	17,985					17,985

	Three Months Ended June 30, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$17,011	$—	$(17,011)	$—	$—	$—
Other	160	—	—	—	—	160

Total Marketplace revenue	17,171	—	(17,011)	—	—	160
Trading Partner Services revenue	579	—	(158)	—	—	421

Total revenue	17,750	—	(17,169)	—	—	581
OPERATING EXPENSES:
Cost of Services	1,655	—	—	271	48	1,974
Operations	2,835	—	—	564	58	3,457
Product development	3,311	—	—	544	151	4,006
Selling and marketing	2,336	—	—	311	281	2,928
General and administrative	2,662	—	—	301	1,103	4,066

Adjusted operating expenses	12,799

EBITDA	4,951
Depreciation	—	1,991	—	(1,991)	—	—
Amortization of intangibles	—	—	—	—	—	—
Amortization of deferred compensation	—	1,641	—	—	(1,641)	—
Amortization of partnership costs	—	19,565	(17,169)	—	—	2,396
Write-off of purchased software	—	244	—	—	—	244
Restructuring	—	—	—	—	—	—
Write-down of non-marketable investments, net	—	—	—	—	—	—
Loss on divested business	—	—	—	—	—	—

Total operating expenses		23,441	(17,169)	—	—	19,071

Loss from operations		(23,441)	—	—	—	(18,490)
OTHER EXPENSE	(79)	—	—	—	—	(79)

Net income (loss)	$4,872	$(23,441)	$—	$—	$—	$(18,569)

NET INCOME (LOSS) PER SHARE:
Basic	$0.29					$(1.12)

Weighted average shares—basic	16,559					16,559

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2003
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$34,600	$—	$(34,303)	$—	$—	$297
Other	1,355	—	—	—	—	1,355

Total Marketplace revenue	35,955	—	(34,303)	—	—	1,652
Trading Partner Services revenue	3,697	—	(228)	—	—	3,469

Total revenue	39,652	—	(34,531)	—	—	5,121
OPERATING EXPENSES:
Cost of Services	2,557	—	—	210	92	2,859
Operations	4,561	—	—	5,241	139	9,941
Product development	7,998	—	—	671	257	8,926
Selling and marketing	8,686	—	—	584	340	9,610
General and administrative	4,853	—	—	355	889	6,097

Adjusted operating expenses	28,655

EBITDA	10,997
Depreciation	—	7,061	—	(7,061)	—	—
Amortization of intangibles	—	294	—	—	—	294
Amortization of deferred compensation	—	1,717	—	—	(1,717)	—
Amortization of partnership costs	—	35,364	(34,531)	—	—	833

Total operating expenses		44,436	(34,531)	—	—	38,560

Loss from operations		(44,436)	—	—	—	(33,439)
OTHER EXPENSE	(560)	—	—	—	—	(560)

Net income (loss)	$10,437	$(44,436)	$—	$—	$—	$(33,999)

NET INCOME (LOSS) PER SHARE:
Basic	$0.59					$(1.91)

Weighted average shares—basic	17,763					17,763

	Six Months Ended June 30, 2002
				GAAP Allocations
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	Depreciation	Amortization of Deferred Compensation	GAAP Results As Reported
REVENUE:
Marketplace revenue:
Related party	$30,903	$—	$(30,903)	$—	$—	$—
Other	489	—	—	—	—	489

Total Marketplace revenue	31,392	—	(30,903)	—	—	489
Trading Partner Services revenue	990	—	(286)	—	—	704

Total revenue	32,382	—	(31,189)	—	—	1,193
OPERATING EXPENSES:
Cost of Services	3,462	—	—	563	138	4,163
Operations	5,593	—	—	1,087	166	6,846
Product development	6,335	—	—	1,057	347	7,739
Selling and marketing	5,000	—	—	673	623	6,296
General and administrative	4,900	—	—	633	2,167	7,700

Adjusted operating expenses	25,290

EBITDA	7,092
Depreciation	—	4,013	—	(4,013)	—	—
Amortization of intangibles	—	—	—	—	—	—
Amortization of deferred compensation	—	3,441	—	—	(3,441)	—
Amortization of partnership costs	—	38,835	(31,189)	—	—	7,646
Write-off of purchased software	—	244	—	—	—	244
Restructuring	—	(68)	—	—	—	(68)
Write-down of non-marketable investments, net	—	(184)	—	—	—	(184)
Loss on divested business	—	59	—	—	—	59

Total operating expenses		46,340	(31,189)	—	—	40,441

Loss from operations		(46,340)	—	—	—	(39,248)
OTHER EXPENSE	(312)	—	—	—	—	(312)

Net income (loss)	$6,780	$(46,340)	$—	$—	$—	$(39,560)

NET INCOME (LOSS) PER SHARE:
Basic	$0.41					$(2.41)

Weighted average shares—basic	16,442					16,442

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

ASSETS
	December 31, 2002	June 30, 2003
CURRENT ASSETS:
Cash and cash equivalents	$23,277	$20,537
Short-term investments	1,305	1,382
Accounts receivable, net of allowance for doubtful accounts	1,828	3,385
Related party accounts receivable	800	800
Prepaid expenses and other current assets	3,357	2,979

Total current assets	30,567	29,083
PROPERTY AND EQUIPMENT, net	16,821	13,439
INTANGIBLES, net of amortization	2,610	2,315
GOODWILL	1,414	1,414
CAPITALIZED PARTNERSHIP COSTS, net of amortization	166,451	136,402
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,844	1,487

Total assets	$220,810	$185,243

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable, current portion	$4,000	$703
Accounts payable	3,803	2,069
Accrued payroll	7,776	3,742
Other accrued liabilities	4,288	3,116
Deferred revenue, current portion	3,027	5,031

Total current liabilities	22,894	14,661
DEFERRED RENT	623	644
DEFERRED REVENUE, less current portion	1,689	724
OTHER LIABILITIES	105	81
ACCRUED INTEREST ON RELATED PARTY NOTES PAYABLE	2,516	245
NOTES PAYABLE, less current portion:
Due to related party	14,000	14,000
Other	152	50

Total notes payable, less current portion	14,152	14,050
STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized—300,000 shares at June 30, 2003
Issued and outstanding: 17,691 and 18,176 shares at December 31, 2002 and June 30, 2003, respectively	18	18
Warrants	80	80
Additional paid-in capital	814,162	821,182
Notes receivable from stockholders	(6,460)	(5,450)
Deferred compensation	(2,649)	(673)
Unrealized loss on available-for-sale securities	—	—
Accumulated deficit	(626,320)	(660,319)

Total stockholders’ equity	178,831	154,838

Total liabilities and stockholders’ equity	$220,810	$185,243

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2002	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,560)	$(33,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Employee stock compensation	268	10
Provision for doubtful accounts	83	141
Depreciation and amortization of property and equipment	4,013	7,061
Write-off of purchased software	244	—
Amortization of intangibles	—	294
Amortization of partnership costs classified as an operating expense	7,646	833
Amortization of deferred compensation	3,439	1,717
Amortization of deferred debt costs	175	—
Loss on divested business	59	—
Accrued interest receivable on stockholder notes receivable	(36)	(32)
Change in assets and liabilities, net of divestitures:
Restricted cash	500	—
Accounts receivable	(130)	(1,698)
Prepaid expenses and other current assets	(1,789)	378
Other assets	611	357
Accounts payable	(529)	(1,734)
Accrued liabilities and accrued payroll	(1,130)	(4,159)
Deferred revenue	413	1,039
Deferred rent	66	21
Accrued interest payable on related party notes payable	—	(2,271)

Net cash used in operating activities	(25,657)	(32,042)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investments	—	(2,082)
Proceeds from the sale or maturity of marketable investments	—	2,005
Purchases of property and equipment	(1,981)	(3,679)

Net cash used in investing activities	(1,981)	(3,756)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	31,189	34,531
Repayments of notes payable	(1,503)	(3,399)
Collections of notes receivable from stockholders	8	1,042
Cash received related to options exercised	177	380
Proceeds from the issuance of common stock under the employee stock purchase plan	276	506
Common stock repurchased, net of notes receivable issued to common stockholders	—	(2)

Net cash provided by financing activities	30,147	33,058

Net decrease in cash and cash equivalents	2,509	(2,740)
Cash and cash equivalents, beginning of period	14,096	23,277

Cash and cash equivalents, end of period	$16,605	$20,537

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED GUIDANCE TO GAAP GUIDANCE

(all amounts in millions, except per share amounts)

(unaudited)

	Quarter Ending September 30, 2003
	Adjusted Guidance	Excluded Expenses	Application of EITF No. 01-9	GAAP Guidance
REVENUE:
Related party	$17.5	$—	$(17.5)	$—
Other	2.5 –3.5	—	—	2.5 – 3.5

Total revenue	20.0 –21.0	—	(17.5)	2.5 – 3.5
OPERATING EXPENSES:
Adjusted operating expenses	14.8	—	—	14.8

EBITDA	5.2 – 6.2
Amortization of partnership costs		17.8	(17.5)	0.3
All other amortization and depreciation		3.7	—	3.7

Total GAAP operating expenses		21.5	(17.5)	18.8

Loss from operations				(16.3) – (15.3)

Net income (loss)	$5.0 –6.0	$21.5	$—	$(16.5) – (15.5)

NET INCOME (LOSS) PER SHARE:
Basic	$0.27 – 0.33			$(0.89) – (0.84)

Weighted average shares—basic	18.5			18.5

	Quarter Ending December 31, 2003
	Adjusted Guidance	Excluded Expenses	Application of EITF No. 01-9	GAAP Guidance
REVENUE:
Related party	$17.5	$—	$(17.4)	$0.1
Other	2.8 – 4.8	—	—	2.8 – 4.8

Total revenue	20.3 – 22.3	—	(17.4)	2.9 – 4.9
OPERATING EXPENSES:
Adjusted operating expenses	15.5	—	—	15.5

EBITDA	4.8 – 6.8
Amortization of partnership costs		17.4	(17.4)	—
All other amortization and depreciation		3.8	—	3.8

Total GAAP operating expenses		21.2	(17.4)	19.3

Loss from operations				(16.4) – (14.4)

Net income (loss)	$4.6 – 6.6	$21.2	$—	$(16.6) – (14.6)

NET INCOME (LOSS) PER SHARE:
Basic	$0.25 – 0.35			$(0.88) – (0.78)

Weighted average shares—basic	18.8			18.8

	Fiscal Year Ending December 31, 2003
	Adjusted Guidance	Excluded Expenses	Application of EITF No. 01-9	GAAP Guidance
REVENUE:
Related party	$70.1	$—	$(69.5)	$0.6
Other	9.9 – 12.9	—	—	9.9 – 12.9

Total revenue	80.0 – 83.0	—	(69.5)	10.5 – 13.5
OPERATING EXPENSES:
Adjusted operating expenses	59.0	—	—	59.0

EBITDA	21.0 – 24.0
Amortization of partnership costs		70.6	(69.5)	1.1
All other amortization and depreciation		16.6	—	16.6

Total GAAP operating expenses		87.2	(69.5)	76.7

Loss from operations			—	(66.2) – (63.2)

Net income (loss)	$20.1 – 23.1	$87.2	$—	$(67.1) – (64.1)

NET INCOME (LOSS) PER SHARE:
Basic	$1.10 – 1.27			$ (3.68) – (3.52)

Weighted average shares—basic	18.2			18.2